Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43531) pertaining to the Community West Bancshares 1997 Stock Option Plan of our report dated February 4, 2005, with respect to the consolidated financial statements of Community West Bancshares included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                              /s/ Ernst & Young LLP

Los Angeles, California
March 24, 2005


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